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                        BELLWETHER EXPLORATION COMPANY
                            a Delaware Corporation
                                (the "Company")

                                    WARRANT

                              To Purchase 100,000

                     Shares of the Company's Common Stock

                                   issued to

                      Torch Energy Advisors Incorporated,

                             (the "Warrantholder")


                                 April 9, 1997


          This Warrant and any Shares acquired upon the exercise of this Warrant have not been registered under the Securities Act of 1933, as amended, and may not be transferred, sold or otherwise disposed of in the absence of such registration or an exemption therefrom under such Act. This Warrant and such Shares may be transferred only in compliance with the conditions specified in this Warrant.

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                        BELLWETHER EXPLORATION COMPANY

                                    Warrant

No. W-001                                                          April 9, 1997


     BELLWETHER EXPLORATION COMPANY, a Delaware corporation (the "Company"), for value received, hereby certifies that Torch Energy Advisors Incorporated, a Delaware corporation (the "Purchaser"), or its registered assign(s) (along with Purchaser, each a "holder"), is entitled to purchase from the Company 100,000 duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, $.01 par value (the "Common Stock"), at any time or from time to time prior to 5:00 p.m., Houston, Texas, time, on the Expiration Date, all subject to terms, conditions and adjustments set forth in this warrant ("Warrant").

     Certain capitalized terms used in this Warrant are defined in Article VII; unless otherwise specified, references to an "Exhibit" mean one of the exhibits attached to this Warrant, references to an "Article" mean one of the articles in this Warrant and references to a "Section" mean one of the sections of this Warrant. This Warrant is issued pursuant to the letter agreement dated February 5, 1997, between Purchaser and the Company entitling the holder to receive warrants to purchase an aggregate of 100,000 shares of Common Stock.

                        ARTICLE I.  EXERCISE OF WARRANT

     Section 1.1.  Manner of Exercise. (a) Subject to Subsection (b) of this
Section 1.1, this Warrant may be exercised by the holder hereof, in whole or in part, during normal business hours on any Business Day, by surrender of this Warrant to the Company at its office maintained pursuant to subdivision (a) of
Section 6.2, accompanied by a subscription in substantially the form attached to this Warrant (or a reasonable facsimile thereof) duly executed by such holder and accompanied by payment, in cash or by certified or official bank check payable to the order of the Company in the amount obtained by multiplying (i) the number of shares of Common Stock (without giving effect to any adjustment thereof) designated in such subscription by (ii) the Warrant Price, and such holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) determined as provided in Articles II through IV.

     (b) In lieu of delivering the number of shares of Common Stock calculated under subsection (a) of this Section 1.1, The
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Company may, at its election, and shall if requested by the holder of this
Warrant, issue to the holder of this Warrant upon exercise a number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock equal to the following, rounded to the nearest whole share: the quotient of (i) the product of (x) the number of shares of Common Stock to be delivered under such subsection (a) multiplied by the Market Price of the Common Stock on the date of exercise minus (y) the amount the holder is required to pay to the Company under such subsection (a) upon such exercise, divided by (ii) the Market Price of the Common Stock on the date of exercise. If the Company delivers shares of Common Stock under this subsection (b), then the holder shall not be required to make any payment in connection with the exercise of this Warrant.

     Section 1.2. When Exercise Effective. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered to the Company as provided in Section 1.1, and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock (or Other Securities) shall be issuable upon such exercise as provided in
Section 1.3 shall be deemed to have become the holder or holders of record thereof.

     Section 1.3. Delivery of Stock Certificates, etc. As soon as practicable after each exercise of this Warrant, in whole or in part, and in any event within five Business Days thereafter, the Company, at its expense (including the payment by it of any applicable issue taxes), will cause to be issued in the name of and delivered to the exercising holder hereof, subject to Article V, as such exercising holder (upon payment by such exercising holder of any applicable transfer taxes) may direct, the following:

          (a) Certificates. A certificate or certificates for the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such exercising holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such exercising holder would otherwise be entitled, cash in an amount equal to the same fraction of the Closing Price per share on the Business Day next preceding the date of such exercise.

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          (b)  Warrant. In case such exercise is in part only, a new Warrant or
     Warrants of like tenor dated the date hereof, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock equal (without giving effect to any adjustment thereof) to the number of such shares called for on the face of this Warrant minus the number of such shares designated by the holder upon such exercise as provided in
     Section 1.1.

         ARTICLE II. ADJUSTMENT OF COMMON STOCK ISSUABLE UPON EXERCISE

     Section 2.1. General; Warrant Price. The number of shares of Common Stock which the holder of this Warrant shall be entitled to receive upon each exercise hereof shall be determined by multiplying the number of shares of Common Stock which would otherwise (but for the provisions of this Article II) be issuable upon such exercise, as designated by the holder hereof pursuant to Section 1.1, by a fraction (a) the numerator of which is the Initial Price and (b) the denominator of which is the Warrant Price in effect at the effective time of such exercise (as provided in Section 1.2). The "Warrant Price" shall initially be the Initial Price, shall be adjusted and readjusted from time to time as provided in this Article II and, as so adjusted or readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by this
Article II.

     Section 2.2.  Adjustment of Warrant Price.

     (1) In case the Company shall pay or make a dividend or other distribution on its Common Stock exclusively in Common Stock (or Other Securities) or shall pay or make a dividend or other distribution on any other class of capital stock of the Company which dividend or distribution includes Common Stock (or Other Securities), the Warrant Price in effect at the opening of business on the day next following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Warrant Price by a fraction of which the numerator shall be the number of shares of Common Stock (or Other Securities) outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day next following the date fixed for such determination. For the purposes of this Section 2.2, the number of shares of Common Stock (or Other Securities) at any time outstanding shall not include shares held in the treasury of the Company.

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     (2)  In case the Company shall pay or make a dividend or other distribution on its Common Stock (or Other Securities) consisting exclusively of, or shall otherwise issue to all holders of its Common Stock (or Other Securities), rights, warrants or options entitling the holders thereof to subscribe for or purchase shares of Common Stock (or Other Securities) at a price per share less than the Market Price per share of the Common Stock (or Other Securities) on the date fixed for the determination of stockholders entitled to receive such rights, warrants or options, the Warrant Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Warrant Price by a fraction of which the numerator shall be the number of shares of Common Stock (or Other Securities) outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock (or Other Securities) which the aggregate of the offering price of the total number of shares of Common Stock (or Other Securities) so offered for subscription or purchase would purchase at such Market Price and the denominator shall be the number of shares of Common Stock (or Other Securities) outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock (or Other Securities) so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination.

     (3) In case outstanding shares of Common Stock (or Other Securities) shall be subdivided into a greater number of shares of Common Stock (or Other Securities), the Warrant Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall each be proportionately reduced, and, conversely, in case outstanding shares of Common Stock (or Other Securities) shall be combined into a smaller number of shares of Common Stock (or Other Securities), the Warrant Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

     (4) Subject to the last sentence of this paragraph (4), in case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock (or Other Securities) evidences of its

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indebtedness, shares of any class of capital stock, securities, cash or property
(excluding any rights, warrants or options referred to in paragraph (2) of this Section 2.2, any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in paragraph (1) of this Section 2.2), the Warrant Price shall be reduced by multiplying the Warrant Price in effect immediately prior to the effectiveness of the Warrant Price reduction contemplated by this paragraph (4) by a fraction of which the numerator shall be the Market Price per share of the Common Stock (or Other Securities) on the date of such effectiveness less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and shall, in the case of securities being distributed for which prior thereto there is an actual or when issued trading market, be no less than the value determined by reference to the average of the closing prices in such market over the period specified in the succeeding sentence), on the date of such effectiveness, of the portion of the evidences of indebtedness, shares of capital stock, securities, cash and property so distributed applicable to one share of Common Stock (or Other Securities) and the denominator of which shall be the Market Price per share of Common Stock (or Other Securities), such reduction to become effective immediately prior to the opening of business on the day next following the later of (a) the date fixed for the payment of such distribution and (b) the date 10 days after the notice relating to such distribution is given pursuant to Section
4.3 (such later date of (a) and (b) being referred to as the "Reference Date"). If the Board of Directors determines the fair market value of any distribution for purposes of this paragraph (4) by reference to the actual or when issued trading market for any securities comprising such distribution, it must in doing so consider the prices in such market over the same period used in computing the Market Price per share. For purposes of this paragraph (4), any dividend or distribution that includes shares of Common Stock (or Other Securities) or rights, warrants or options to subscribe for or purchase shares of Common Stock (or Other Securities) shall be deemed instead to be (a) a dividend or distribution of the evidences of indebtedness, cash, property, shares of capital stock or securities other than such shares of Common Stock (or Other Securities) or such rights, warrants or options (making any Warrant Price reduction required by this paragraph (4)) immediately followed by (b) a dividend or distribution of such shares of Common Stock (or Other Securities) or such rights, warrants or options (making any further Warrant Price reduction required by paragraph (1) or (2) of this Section 2.2, except (i) the Reference Date of such dividend or distribution as defined in this paragraph (4) shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution", "the date fixed for the determination of stockholders entitled to receive such rights, warrants or options" and "the date fixed for such determination" within the meaning of paragraphs (1) and (2) of this Section 2.2 and (ii) any shares of Common Stock (or Other Securities) included in such dividend or distribution shall not be determined "outstanding at the close of business on the date fixed for such determination" within the meaning of paragraph (1) of this Section 2.2).

     (5) In case the Company shall, by dividend or otherwise, make a distribution to all holders of its Common Stock (or Other Securities) exclusively in cash in an aggregate amount that, together with the aggregate amount of any other distributions to all holders of its Common Stock (or Other Securities) made exclusively in cash within the 365 days preceding the date of payment of such distribution and in respect of which no Warrant Price adjustment pursuant to this paragraph (5) has been made, exceeds 12.5% of the product of the Market Price per share of the Common Stock (or Other Securities) on the date fixed for stockholders entitled to receive such distribution times the number of shares of Common Stock (or Other Securities) outstanding on such date, the Warrant Price shall be reduced by multiplying the Warrant Price in effect immediately prior to the effectiveness of the Warrant Price reduction contemplated by this paragraph (5) by a fraction of which the numerator shall be the Market Price per share of the Common Stock (or Other Securities) on the date of such effectiveness less the amount of cash so distributed applicable to one share of Common Stock (or Other Securities) and the denominator shall be such Market Price per share of the Common Stock (or Other Securities), such reduction to become effective immediately prior to the opening of business on the later of
(a) the day following the date fixed for the payment of such distribution and
(b) the date 10 days after the notice relating to such distribution is given.

     (6) The Company may make such reductions in the Warrant Price, in addition to those required by paragraphs (1), (2), (3), (4), and (5) of this Section, as it considers to be advisable in order that any event treated for Federal income tax purposes as a division of stock or stock rights shall not be taxable to the recipients.

     (7) No adjustment in the Warrant Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Warrant Price; provided, however, that any adjustments which by reason of this paragraph
(7) are not required

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to be made shall be carried forward and taken into account in any subsequent adjustment.

                   ARTICLE III.  CONSOLIDATION, MERGER, ETC.

     Section 3.1. Adjustments for Consolidation, Merger, Sale of Assets, Reorganization, etc. In case the Company after the date hereof (a) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation of such consolidation or merger, or (b) shall permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, the Common Stock or Other Securities shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (c) shall transfer all or substantially all of its properties or assets to any other Person, (d) shall effect a capital reorganization or reclassification of the Common Stock or Other Securities (other than a capital reorganization or reclassifications for which adjustment in the Warrant Price is provided in Section 2.2), or (e) if permitted by applicable law, shall effect a statutory share exchange, then, and in the case of each such transaction, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the holder of this Warrant, upon the exercise hereof at any time after the consummation of such transaction, shall be entitled to receive (at the aggregate Warrant Price in effect at the time of such consummation for all Common Stock or Other Securities issuable upon such exercise immediately prior to such consummation), in lieu of the shares of Common Stock or Other Securities issuable upon such exercise prior to such consummation, the amount of securities, cash or other property to which such holder would actually have been entitled as a shareholder upon such consummation if such holder had exercised the rights represented by this Warrant immediately prior thereto; provided, however, that if the transaction described in clauses (a) through (e) hereof provides an election to receive cash, Common Stock or Other Securities or property, the holder of this Warrant shall, within 10 business days following written request from the Company, notify the Company of the election such holder would have made had he been a stockholder of the Company which notice shall govern the consideration to be received upon exercise of the Warrant, and if no such notice is received within such 10 business days, the Company in its discretion may determine the consideration to which the holder of a Warrant is entitled as if the holder had made any of such elections.

     Section 3.2. Assumption of Obligations. Notwithstanding anything contained in this Warrant to the contrary, the Company will not effect any of the transactions described in clauses (a) through (d) of Section 3.1 unless, prior to the consummation thereof, each Person (other than the Company) which may be required to deliver any stock, securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the holder of this Warrant, (a) the obligations of the Company under this Warrant (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Warrant), and (b) the obligation to deliver to such holder such shares of stock, securities, cash or property as, in accordance with the foregoing provisions of this Article III, such holder may be entitled to receive.

               ARTICLE IV.  OTHER PROVISIONS CONCERNING DILUTION

     Section 4.1. No Impairment. The Company (a) will not permit the par value of any shares of stock receivable upon the exercise of this Warrant to exceed the amount payable therefor upon such exercise, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock on the exercise of the Warrant from time to time outstanding, and (c) will not take any action which results in any adjustment of the Warrant Price if the total number of shares of Common Stock (or Other Securities) issuable after the action upon the exercise of the Warrant would exceed the total number of shares of Common Stock (or Other Securities) then authorized by the Company's certificate of incorporation and available for the purpose of issuance upon such exercise.

     Section 4.2. Accountant's and Company's Report as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable upon the exercise of this Warrant, the Company at its expense will promptly compute such adjustment or readjustment in accordance with the terms of this Warrant and cause independent certified public accountants of recognized national standing (which may be the regular auditors of the Company) selected by the Company to verify such computation (other than any computation of the fair value of property as determined in good faith by the Board of Directors of the Company) and prepare a report setting forth such adjustment or readjustment and showing in reasonable detail the method of

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calculation thereof and the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or to be received by the Company for any securities issued or sold or deemed to have been issued,
(b) the number of shares of Common Stock outstanding or deemed to be outstanding, and (c) the Warrant Price in effect immediately prior to such issue or sale and as adjusted and readjusted (if required by Article II) on account thereof. The Company will forthwith mail a copy of each such report to each holder of a Warrant and will, upon the written request at any time of any holder of a Warrant, furnish to such holder a like report setting forth the Warrant Price at the time in effect and showing in reasonable detail the manner in which it was calculated.

     Section 4.3. Notices of Corporate Action. In the event that any of the following occurs,

          (a) any taking by the Company of a record of the holders of Common Stock (or Other Securities) for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

          (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation, merger or statutory share exchange involving the Company and any other Person or any transfer of all or substantially all the assets of the Company to any other Person, or

          (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company will mail to each holder of a Warrant a notice specifying (i) the date or expected date as of which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, and (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, statutory share exchange, transfer, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least 10 days prior to the date therein specified.

     Section 4.4. Availability of Information. The Company will cooperate with each holder of any Warrant, Other Security or Restricted Security in supplying such information as may be reasonably requested by such holder to complete and file any information reporting forms presently or hereafter required by the Commission to report such holders beneficial ownership of Common Stock (or Other Securities) or as a condition to the availability of an exemption from the provisions of the Securities Act for the sale of any Restricted Securities.

     Section 4.5. Reservation of Stock, etc. The Company will at all times reserve and keep available, solely for issuance and delivery upon exercise of the Warrant, the number of shares of Common Stock (or Other Securities) from time to time issuable upon exercise of the Warrant. All shares of Common Stock (or Other Securities) issuable upon exercise of the Warrant shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of shares, fully paid and non-assessable with no liability on the part of the holders thereof.

                     ARTICLE V.  RESTRICTIONS ON TRANSFER

     Section 5.1. Restrictive Legends. Except as otherwise permitted by this Article V, each Warrant (including each Warrant issued upon the transfer of any Warrant) shall be stamped or otherwise imprinted with a legend in substantially the following form:

          "This Warrant and any shares acquired upon the exercise of this Warrant have not been registered under the Securities Act of 1933, as amended, and may not be transferred, sold or otherwise disposed of in the absence of such registration or an exemption therefrom under such Act. This Warrant and such shares may be transferred only in compliance with the conditions specified in this Warrant."

Except as otherwise permitted by this Article V, each certificate for Common Stock (or Other Securities) issued upon the exercise of any Warrant, and each certificate issued upon the transfer of any such Common Stock (or Other Securities), shall be stamped or

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otherwise imprinted with a legend in substantially the following form:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933 and may not be transferred in the absence of such registration or an exemption therefrom under such Act."

     Section 5.2. Notice of Proposed Transfer; Opinions of Counsel. Prior to any transfer of any Restricted Securities which are not registered under an effective registration statement under the Securities Act, the holder thereof will give written notice to the Company of such holder's intention to effect such Transfer and to comply in all other respects with this Section 5.2. Each such notice (a) shall describe the manner and circumstances of the proposed Transfer and (b) shall include an opinion of legal counsel addressed to the Company, in form and substance reasonably satisfactory to the Company, to the effect that such Transfer may be effected without registration under the Securities Act and any applicable state securities laws.

     Section 5.3.  Termination of Restrictions.    The restrictions imposed
by this Article V upon the transferability of Restricted Securities shall cease and terminate as to any particular Restricted Securities when such securities shall have been sold pursuant to an effective registration statement under the Securities Act or otherwise become freely transferable by the holder thereof. Upon receipt of a certificate executed by the holder of this Warrant or any shares of Common Stock or Other Securities issued upon exercise of this Warrant, reciting facts sufficient to establish that such holder is eligible to Transfer such securities pursuant to Rule 144(k) promulgated under the Securities Act, the Company shall, upon the request of such holder, issue or cause its transfer agent to issue (in the case of the Warrant) a new Warrant or (in the case of Common Stock or Other Securities) a new certificate free, in either case, from any legend required by Section 5.1 hereof.

     Section 5.4.  Piggyback Registrations.

          (a) Right to Piggyback Registration. Whenever the Company proposes to register any of its Common Stock or Other Securities ("Common Equity Securities") in a Qualified Registration, whether or not for sale for its own account, the Company shall give prompt written notice (the "Piggyback Notice") to the holders of Registrable Securities of its intention to effect such registration. Upon written request of any holder of

Registrable Securities made within 10 days after delivery of any Piggyback Notice (which request shall specify the Registrable Securities requested to be included in such Qualified Registration by such holder), the Company shall, subject to Sections 5.4(b) and 5.4(c), use its reasonable efforts to include in such Qualified Registration all Registrable Securities that the holders have so requested be included in such Qualified Registration, to permit the disposition by such holders of such Registrable Securities; provided, however, that (1) if, at any time after giving the Piggyback Notice and before the effective date of the registration statement filed in connection with such Qualified Registration, the Company determines for any reason not to register such Common Equity Securities (other than the Registrable Securities requested to be included therein pursuant to this Section 5.4), the Company, at its election, may give written notice of such determination to all holders of Registrable Securities requesting the inclusion of their Registrable Securities therein and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (without prejudice, however, to the future rights of the Holders under this Section 5.4); (2) if, at any time after giving the Piggyback Notice and before the effective date of the registration statement filed in connection with such Qualified Registration, the Company determines for any reason to delay such registration of the Common Equity (other than the Registrable Securities requested to be included therein pursuant to this Section 5.4), the Company shall be permitted to delay the registration of such Registrable Securities for the same period as the delay in registering such other Common Equity Securities; and (3) the Company shall not be required to effect any registration pursuant to this Section 5.4(a) unless it shall have received reasonable assurances that the Holders of any Registrable Securities included therein will pay any expenses required to be paid by them as provided in Section 5.4(d). As used herein, the term "Piggyback Registration" shall mean any registration of Registrable Securities requested pursuant to this
Section 5.4(a).

     (b) Priority on Piggyback Registrations. If a Piggyback Registration is an underwritten offering and the managing underwriter thereof advises the Company in writing that, in its opinion, the number of shares of Registrable Securities requested or proposed to be included in such offering exceeds the number that can be sold in such offering without adversely affecting the offering, including the price of the securities offered, the Company shall include in such registration, to the extent that such may be included in such registration without adversely affecting the offering, including the price of the securities offered, in the opinion of such managing underwriter (1) first, Common Equity

Securities proposed to be sold by the Company; and (2) second, any Common Equity Securities initially proposed to registered by the Company for the accounts of other persons pursuant to the exercise of demand registration rights if such securities must be included to prevent a breach of any applicable registration rights agreement between the Company and any such person, and (3) third, such Common Securities requested to be included in such registration pursuant to this Warrant.

     (c) Selection of Underwriters. If any Piggyback Registration is an underwritten offering, the Company shall have the sole right to select the managing underwriter or underwriters thereof.

     (d) Expenses. The Company shall pay all expenses in connection with piggyback registrations effected pursuant to this Section, other than the expenses of counsel to the holder of a Warrant, and discounts, commissions and other underwriting fees, provided, however, that if the Company is not registering shares for sale by it, the holder of a Warrant shall pay all such expenses of registration pro rata with the other persons registering securities in such Piggyback Registration based upon the number of shares sold in such Piggyback Registration.

     (e) Underwriting Agreement. If requested by the underwriters for any underwritten offering by holders of registrable Securities, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in form and substance to the Company, each such holder and the underwriters, and to contain such representations and warranties by the Company and such other terms as are generally prevailing and customary in agreements of this type, including, without limitation, customary indemnifications. The holders of the Registrable Securities will cooperate with the Company in the negotiation of the underwriting agreement. The holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement.

         ARTICLE VI. OWNERSHIP, TRANSFER AND SUBSTITUTION OF WARRANTS

     Section 6.1. Ownership of Warrants. The Company may treat the person in whose name any Warrant is registered on the register kept at the office of the Company maintained pursuant to subdivision (a) of Section 6.2 as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes, notwithstanding any notice to the contrary. Subject to Article V, a Warrant, if properly assigned, may be exercised by a new holder without a new Warrant first having been issued.

     Section 6.2.  Office, Transfer and Exchange of Warrants.

          (a) Office. The Company will maintain an office where notices, presentations and demands in respect of this Warrant may be made upon it. Such office shall be maintained at 1331 Lamar, Suite 1455, Houston, Texas 77010, until such time as the Company shall notify each holder of the Warrant of any change of location of such office.

          (b) New Warrant. Upon the surrender of any Warrant, properly endorsed, for registration of transfer or for exchange at the office of the Company maintained pursuant to subdivision (a) of this Section 6.2, the Company at its expense will (subject to compliance with Article V, if applicable) execute and deliver to or upon the order of the holder thereof a new Warrant or Warrants of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

     Section 6.3. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant held by a Person other than Purchaser or any institutional investor, upon delivery of indemnity reasonably satisfactory to the Company in form and amount or, in the case of any such mutilation, upon surrender of such Warrant for cancellation at the office of the Company maintained pursuant to subdivision (a) of Section 6.2, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

                           ARTICLE VII.  DEFINITIONS

     As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

     Business Day: Any day other than a Saturday or a Sunday or a day on which commercial banking institutions in the State of Texas are authorized by law to be closed. Any reference to "days" (unless Business Days are specified) shall mean calendar days.

     Closing Price: On any date specified herein, the amount per share of the Common Stock, equal to (a) the last sale price of such Common Stock, regular way, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which such Common Stock is then listed or admitted to trading, or (b) if such Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the NASD, the last trading price of the Common Stock on such date, or (c) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the closing bid and asked prices of the Common Stock on such date as shown by the NASD automated quotation system, or (d) if such Common Stock is not then listed or admitted to trading on any national exchange or quoted in the over-the-counter market, the fair value thereof determined in good faith by the Board of Directors of the Company as of a date which is within 20 days of the date as of which the determination is to be made.

     Commission: The Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     Common Stock: As defined in the introduction to this Warrant, such term to include (i) any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock, (ii) all other stock of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference and (iii) all stock appreciation rights, phantom stock and similar contract rights the holders of which are entitled to payments based on or determined by reference to the value of the Common Stock, dividends payable with respect to Common Stock, or liquidating distributions payable with respect to Common Stock .

     Company:  As defined in the introduction to this Warrant.

     Exchange Act: The Securities Exchange Act of 1934, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     Expiration Date:  April 9, 2002, unless terminated earlier pursuant to
Article III.

     Initial Price:  $9.90.

     Market Price: The Market Price per share of Common Stock on any date in question shall mean the average of the daily Closing Prices for the 10 consecutive Trading Days ending on the day before the in question.

     NASD:  The National Association of Securities Dealers, Inc.

     Other Securities: Any stock (other than Common Stock) and other securities of the Company or any other Person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received upon the exercise of the Warrant, in lieu of or in addition to Common Stock.

     Person: Any corporation, association, partnership, joint venture, limited liability company, trust, estate, organization, business, individual, government or political subdivision thereof or governmental agency.

     Purchaser:  Torch Energy Advisors Incorporated

     Qualified Registration: A registration statement of the Company under the Securities Act on a form that permits the sale of Registrable Securities, excluding, however, a registration statement (1) on Form S-4 or S-8 or any successor or similar form, (2) relating to any capital stock of the Company or options, warrants of other rights to acquire any such capital stock issued or to be issued primarily to directors, officers or employees of the Company,
(3) filed pursuant to Rule 145 under the Securities Act or any successor or similar provision, (4) relating to any employee benefit plan or interests therein, (5) relating to any preferred stock or debt securities of the Company or (6) relating to any sale of securities for other than cash.

     Registrable Securities: Common Stock or Other Securities received or receivable upon exercise of the Warrant.

     Restricted Securities: All of the following: (a) any Warrant bearing the applicable legend or legends referred to in Section 5.1, (b) any shares of Common Stock (or Other Securities) which have been issued upon the exercise of a Warrant and which are evidenced by a certificate or certificates bearing the applicable legend or legends referred to in such section and (c) unless the context otherwise requires, any shares of Common Stock (or Other Securities) which are at the time issuable upon the exercise of a Warrant and which, when so issued, will be evidenced by a certificate or certificates bearing the applicable legend or legends referred to in such section.

     Securities Act: The Securities Act of 1933, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     Trading Day: Any Monday, Tuesday, Wednesday, Thursday or Friday, other than any day on which securities are not traded on the applicable securities exchange or in the applicable securities market.

     Transfer: Any sale, assignment, pledge or other disposition of any security, or of any interest therein, which could constitute a "sale" as that term is defined in section 2(3) of the Securities Act.

     Warrant Price: As defined in Section 2.1 of this Warrant.

                          ARTICLE VIII. MISCELLANEOUS

     Section 8.1. No Rights or Liabilities as Stockholder. The holder of this Warrant and all subsequent holders thereof hereby agree that except to the extent set forth herein, no provision of this Warrant shall be construed as conferring upon the holder hereof any rights as a stockholder of the Company or as imposing any obligation on such holder to purchase any securities or as imposing any liabilities on such holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

     Section 8.2. Notices. All notices and other communications under this Warrant shall be in writing and shall be mailed by registered or certified mail, return receipt requested, addressed

(a) if to any holder of any Warrant, to the registered address of such holder as set forth in the register kept at the principal office of the Company, or (b) if the Company, to the attention of its President at its office maintained pursuant to subdivision (a) of Section 6.2, provided that the exercise of any Warrant shall be effective in the manner provided in Article I.

     Section 8.3.  Miscellaneous.

          (a) This Warrant may be amended, waived, discharged or terminated and the Company may take any action herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the holder of this Warrant.

          (b) THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

          (c) The section headings in this Warrant are for purposes of convenience only and shall not constitute a part hereof.

                                       BELLWETHER EXPLORATION COMPANY

                                            /s/ J. DARBY SERE
                                       By: ____________________________
                                       Name:  J. Darby Sere
                                       Title: President

                             FORM OF SUBSCRIPTION


To ___________________________:

     The undersigned registered holder of the within Warrant hereby irrevocably exercises such Warrant for, and purchases _________* shares of Common Stock of Bellwether Exploration Company, and herewith makes payment of $___________ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to ___________________________, whose address is _________________________________________.

Dated:                                      (Signature must conform in all
                                             respects to name of holder as
                                             specified on the face of Warrant)


                                            __________________________________
                                                     (Street Address)


                                            __________________________________
                                            (City)      (State)     (Zip Code)


_______________________________

          *Insert the number of shares called for on the face of this Warrant (or, in the case of a partial exercise, the portion thereof as to which this Warrant is being exercised), in either case without making any adjustment for additional shares of Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of this Warrant, may be delivered upon exercise. In the case of a partial exercise, a new Warrant or Warrants will be issued and delivered, representing the unexercised portion of the Warrant, to the holder surrendering the Warrant.

                              FORM OF ASSIGNMENT

                [To be executed only upon Transfer of Warrant]


     For value received, the undersigned registered holder of the within Warrant hereby sells, assigns and transfers unto _________________ the right represented by such Warrant to purchase shares of Common Stock of Bellwether Exploration Company to which such Warrant relates, and appoints _________________________________ as its duly authorized and empowered attorney-in-fact to make such transfer on the books of maintained for such purpose, with full power of substitution in the premises.

Dated:                                      (Signature must conform in all
                                             respects to name of holder as
                                             specified on the face of Warrant)


                                            __________________________________
                                                     (Street Address)


                                            __________________________________
                                            (City)      (State)     (Zip Code)

Signed in the presence of:


_______________________________